SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☑  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-12

TRANSAMERICA FUNDS

TRANSAMERICA PARTNERS FUNDS GROUP

TRANSAMERICA PARTNERS FUNDS GROUP II

TRANSAMERICA PARTNERS PORTFOLIOS

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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	(4)	Date Filed:

Transamerica Partners Funds Group (“TPFG”)

Transamerica Partners Funds Group II (“TPFG II”)

Transamerica Partners Portfolios (“TPP”)

Dear Holder:

The Special meeting scheduled for February 10, 2017 has been adjourned to February 24, 2017 at 10:00 a.m. Mountain Time at the offices of Transamerica Asset Management, Inc. (“TAM”), 1801 California Street, Suite 5200, Denver, CO 80202. Our records indicate that we have not yet received your voting instructions.

YOUR VOTE IS NEEDED IMMEDIATELY!

Holders of each Fund are being asked to approve a proposal to reorganize the Fund into another Transamerica fund. After careful consideration, the Board of each Fund unanimously approved the proposal and recommends Holders vote “FOR” the proposal.

A Holder may think his or her vote is not important, but it is vital. Your vote will enable the Funds to hold the meeting and avoid the cost of additional solicitation, so please vote immediately. You and all other Holders will benefit from your cooperation.

For your convenience, please utilize any of the following methods to register your vote:

1.	By Phone.

Please call Computershare Fund Services toll-free at 1-866-438-2987. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time. Please have your proxy card and control number available.

2.	By Internet.	Visit www.proxy-direct.com and enter the 14 digit control number located on your proxy card.

3.	By Touch-tone Phone.	Dial the toll-free number found on your proxy card and follow the simple instructions.

4.	By Mail.	Simply return your executed proxy in the enclosed postage paid envelope.

Please try to utilize either option 1, 2, or 3 to register your vote to ensure that we receive your executed proxy by February 24, 2017. Thank you in advance.

If you have already registered your vote by utilizing one of these methods, then you do not need to take any action.

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